UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported)
December 9, 2009

VIVAKOR, INC.
(Exact name of Registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53535
(Commission File Number)

26-2178141
(IRS Employer Identification Number)

2590 Holiday Road
Suite 100
Coralville, Iowa 52241
(Address of principal executive offices)

(319) 625-2172
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[_ Written communications pursuant to Rule 425 under the Securities Act

[_ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2009, the Company entered into a License Agreement with Regeneca International, Inc., a Nevada Corporation in which an officer of the Company has a minority equity interest.  The agreement exclusively licenses to Regeneca distribution rights to a formulation developed by Vivakor and provides for the development of future formulations by Vivakor for Regeneca. Under the terms of the agreement, Regeneca shall be the exclusive worldwide direct-to–consumer distributor for the current formulation as well as any future nutraceutical formulations offered to Regeneca by Vivakor. Regeneca has committed to purchase from Vivakor a minimum of $5 million in product over the next three years and Vivakor will receive a 15% ownership interest in Regeneca’s outstanding common stock and will be the exclusive supplier of the licensed product to Regeneca.

Item 9.01   Financial Statements and Exhibits

(c)                 Exhibits

10.11             License Agreement between Vivakor, Inc and Regeneca International, Inc. dated December 9, 2009.

99.1               Press Release dated December 10, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIVAKOR, INC. (Registrant)

By:	/s/ Tannin J. Fuja
Name: Tannin J. Fuja
Title: President and Chief Executive Officer

Date: December 10, 2009